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    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 20, 1997




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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549


                                       FORM 8-A

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


                             GENERAL CIGAR HOLDINGS, INC.
                (Exact name of registrant as specified in its charter)


        DELAWARE                          2100                  13-3922128
      (State or Other               (Primary Standard        (I.R.S. Employer
Jurisdiction of Incorporation   Industrial Classification     Identification
    or Organization)                  Code Number)                Number)

                              -------------------------


          387 PARK AVENUE SOUTH               EDGAR M. CULLMAN, JR., PRESIDENT
      NEW YORK, NEW YORK 10016-8899             AND CHIEF EXECUTIVE OFFICE
            (212) 448-3800                     GENERAL CIGAR HOLDINGS, INC.
(Address, including Zip Code, and Telephone        387 PARK AVENUE SOUTH
Number, including Area Code, of              NEW YORK, NEW YORK, 10016-8899
 Registrant's Principal Executive Offices)         (212) 448-3800
                                                (Name, Address, including
                                                 Zip Code, and Telephone
                                             Number, including Area Code, of
                                                    Agent for Service)

                                       Copy to:
                              R. RONALD HOPKINSON, ESQ.
                                   LATHAM & WATKINS
                                   885 THIRD AVENUE
                               NEW YORK, NEW YORK 10022
                                    (212) 906-1200

                              -------------------------


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

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     TITLE OF EACH CLASS                NAME OF EACH EXCHANGE ON WHICH
     TO BE SO REGISTERED                EACH CLASS IS TO BE REGISTERED
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Class A Common Stock, $0.01 par value   New York Stock Exchange

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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          On December 24, 1996, the registrant filed with the Securities and Exchange Commission (the "Commission") a registration statement on form S-1 under Registration No. 333-18791 with respect to the Class A Common Stock, $0.01 par value (the "Common Stock"). On February 4, 1997, the registrant filed Amendment No. 1 to the registration statement referred to above. The securities to be registered pursuant to this Registration Statement on Form 8-A are described in the registration statement referred to above, as amended by Amendment No. 1 and any additional amendments thereto following the date hereof, and such description is incorporated by reference herein in response to the information required by this Item. Such description incorporated by reference herein shall be filed with copies of the application filed with the New York Stock Exchange ("NYSE").


ITEM 2.   EXHIBITS.

          The following exhibits shall be filed with each copy of this Registration Statement filed with the New York Stock Exchange, but have not been filed with, and are not incorporated by reference in, copies of this Registration Statement filed with the Commission:

     1.1 Registration statement filed pursuant to the Securities Act of 1933, on Form S-1, Registration Number 333-18791, as filed with the Commission on December 24, 1996
     4.1  Copies of the Certificate of Incorporation of the Registrant
     4.2  Copies of the Bylaws of the Registrant
     5.1  Specimen of a share of Class A Common Stock


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          Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              GENERAL CIGAR HOLDINGS, INC.


                              By:  /s/ A. Ross Wollen
                                   -------------------------------------
                                   A. Ross Wollen
                                   Senior Vice President, General Counsel
                                   and Secretary

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